                                                                    EXHIBIT 4.1G

                            PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (this "AGREEMENT") is entered into, as of the
Effective Date (defined below), by and between VocalTec Communications Ltd., an
Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140,
Israel ("SELLER") and Masinolli Fund Limited Liability Company, a Delaware
limited liability company, with an address at 2711 Centerville Rd, Suite 400;
Wilmington, DE 19808 ("PURCHASER"). The parties hereby agree as follows:

1.   BACKGROUND

     1.1. Seller owns certain patents.

     1.2. Seller wishes to sell to Purchaser all right, title, and interest in such patents and the causes of action to sue for infringement thereof and other enforcement rights, with Seller receiving a license to continue to use such patents in Seller's business.

     1.3. Purchaser wishes to purchase from Seller all right, title, and interest in the Assigned Patent Rights (defined below), with Seller receiving a license to continue to use such Assigned Patent Right in
          Seller's business.

2.   DEFINITIONS

     "ABANDONED ASSETS" means those specific provisional patent applications, patent applications, patents and other governmental grants or issuances listed on EXHIBIT C.

     "ASSIGNED PATENT RIGHTS" means the Patents and the additional rights set forth in paragraph 4.2.

     "ASSIGNMENT AGREEMENTS" means the agreements assigning ownership of the
     Assigned Patent Rights and the Abandoned Assets from the inventors and/or prior owners to Seller.

     "DOCKET" means Seller's or its agents' list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, including, without limitation, the names, addresses, email addresses, and phone numbers of prosecution counsel and agents, and information relating to deadlines, payments, and filings, which list or other means of tracking information is current as of the Effective Date.

     "EFFECTIVE DATE" means the date set forth as the Effective Date on the signature page of this Agreement.

     "EXCLUDED PATENTS" means all patents and patent applications listed in
     EXHIBIT F.

     "EXECUTED ASSIGNMENTS" means both the executed and attested Assignment of
     Patent Rights in the form attached as Exhibit B, the executed Assignment of
     Rights in Certain Assets in the form attached as EXHIBIT C, each as signed by a duly authorized representative of Seller, and the additional documents
     Seller may be required to execute and deliver under paragraph 5.3.

     "PATENTS" means, excluding the Abandoned Assets and the Excluded Patents, all (a) patents listed on EXHIBIT A; (b) patents or patent applications (i)
     to which any of the patents listed on Exhibit A expressly claims priority, either directly or indirectly or (ii) for which any of the patents listed on Exhibit A expressly forms a basis for priority, either directly or indirectly; and (c) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in the preceding subparagraphs (a) or (b).

     "PROSECUTION HISTORY FILES" means all files, documents and tangible things constituting, comprising or relating to the investigation, evaluation, preparation, prosecution, maintenance, defense, filing, issuance, registration, assertion or enforcement of the Patents.

     "TRANSMITTED COPY" has the meaning set forth in paragraph 8.10.

3.   TRANSMITTAL, REVIEW, CLOSING CONDITIONS AND PAYMENT

     3.1. TRANSMITTAL. Within fourteen (14) calendar days following the later of the Effective Date or the date Purchaser receives a Transmitted Copy of this Agreement executed by Seller, Seller will send to Purchaser the items identified on EXHIBIT D (the "INITIAL DELIVERABLES"). Seller acknowledges and agrees that Purchaser may reasonably request, within fourteen (14) business days following delivery to the Purchaser of the
          Initial Deliverables, and Seller will promptly deliver to Purchaser, additional documents based on Purchaser's review of the Initial
          Deliverables (such additional documents and the Initial Deliverables are, collectively, the "DELIVERABLES"), and that as a result of
          Purchaser's review, the lists of Patents on EXHIBITS A and B and the list of Abandoned Assets on EXHIBIT C, may be revised by Purchaser, with prior mutual agreement of Seller (evidenced by one or more
          Executed Assignments), before the Closing to conform these lists to the definition of Patents (and these revisions may therefore require the inclusion of additional provisional patent applications, patent applications, and patents on EXHIBIT A and B or EXHIBIT C). If originals of the Deliverables are not available and delivered to
          Purchaser prior to Closing, Seller will cause such originals of the
          Deliverables to be sent to Purchaser or Purchaser's representative promptly if and after such originals are located.

     3.2. CLOSING. The closing of the sale of the Assigned Patent Rights and the assignment of the Abandoned Assets hereunder will occur when all conditions set forth in paragraph 3.3 have been satisfied or waived and the payment set forth in paragraph 3.4 is made (the "Closing").
          Purchaser and Seller will use reasonable efforts to carry out the
          Closing within thirty (30) calendar days following the later of the
          Effective Date or the date on which the last of the Deliverables was received by Purchaser.

     3.3. PURCHASER'S CLOSING CONDITIONS. The following are conditions precedent to Purchaser's obligation to make the payment in paragraph 3.4.

          3.3.1. SIGNATURE BY SELLER. Seller executed this Agreement and delivered a Transmitted Copy and two (2) executed originals of this Agreement to Purchaser no later than December 1, 2008.

                                     - 2 -

          3.3.2. TRANSMITTAL OF DOCUMENTS. Seller delivered to Purchaser all the
               Deliverables.

          3.3.3. COMPLIANCE WITH AGREEMENT. Seller performed and complied in all material respects with all of the obligations under this
               Agreement that are to be performed or complied with by it on or prior to the Closing (provided that, unless Purchaser provides to
               Seller prior to or at the Closing written evidence that as of the
               Closing Seller has not performed and complied in all material respects with any of the obligations under this Agreement that are to be performed or complied with by it on or prior to the
               Closing, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any obligation of
               Seller, or liability of Seller hereunder for failing to comply with any of its obligations under this Agreement before and after the Closing, except to the extent that Purchaser knew of such noncompliance prior to the Closing and failed to notify Seller in writing of such noncompliance prior to the Closing.

          3.3.4. REPRESENTATIONS AND WARRANTIES TRUE. As of the Closing, the
               representations and warranties of Seller contained in Section 6 are true and correct (provided that, unless Purchaser provides to
               Seller prior to or at the Closing written evidence that as of the
               Closing any of the representations and warranties of Seller contained in Section 6 is either untrue or incorrect, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any liability of Seller hereunder in the event that any of the representations and warranties of Seller contained in Section 6 are untrue or
               incorrect, except to the extent that Purchaser knew, prior to the
               Closing, that such representation or warranty was untrue or incorrect and failed to notify Seller thereof in writing prior to the Closing.

          3.3.5. PATENTS NOT ABANDONED. As of the Effective Date and the
               Closing, none of the Patents have expired, lapsed, been
               abandoned, or deemed withdrawn.

          3.3.6. DELIVERY OF EXECUTED ASSIGNMENTs. Seller caused the Executed
               Assignments to be delivered to Purchaser.

          3.3.7. OCS APPROVAL. Seller has received approval of the Office of the
               Chief Scientist of the State of Israel to consummate the
               transactions contemplated by this Agreement.

     3.4. SELLER'S CLOSING CONDITIONS.

          3.4.1. SIGNATURE BY PURCHASER. Purchaser executed this Agreement and delivered a Transmitted Copy and two (2) executed originals of this Agreement to Seller no later than December 1, 2008.

          3.4.2. PAYMENT. Subject to Section 4.1, at Closing, Purchaser will pay to Seller the amount of Seven Million U.S. Dollars (US
               $7,000,000) by wire transfer. Prior to Closing, Seller will furnish Purchaser with all necessary information to make a wire transfer to a designated bank account of Seller. Prior to such payment by Purchaser under the Agreement, Seller will deliver to
               Purchaser's representatives a current, valid certificate of exemption from withholding from the appropriate Israeli tax authorities. Purchaser may record the Executed Assignments with the applicable patent offices only on or after Closing.

                                     - 3 -

          3.4.3. REPRESENTATIONS AND WARRANTIES TRUE. As of the Closing, the
               representations and warranties of Purchaser contained in Section
               7 are true and correct (provided that, unless Seller provides to
               Purchaser prior to or at the Closing written evidence that as of the Closing any of the representations and warranties of
               Purchaser contained in Section 7 is either untrue or incorrect, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any liability of Purchaser hereunder in the event that any of the representations and warranties of Purchaser contained in Section 7 are untrue or incorrect, except to the extent that Seller knew, prior to the
               Closing, that such representation or warranty was untrue or incorrect and failed to notify Purchaser thereof in writing prior to the Closing.

     3.5. TERMINATION AND SURVIVAL. In the event any of the conditions to
          Closing set forth in paragraph 3.3 are not met within one hundred and fifty (150) days following the Effective Date, each of Purchaser and
          Seller may terminate this Agreement by written notice to the other party; provided, however, that Seller shall only have the right to terminate this Agreement if Seller has complied, in all material respects, with all of its obligations under this Agreement prior to such termination. Upon termination, Purchaser will return all documents delivered to Purchaser under this Section 3 to Seller. The provisions of Section 8 will survive any termination.

4.   TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

     4.1. ASSIGNMENT OF PATENTS. Upon the Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to the Assigned Patent Rights. Notwithstanding the foregoing,
          Seller may, at any time prior to the Closing, elect not to sell, assign, transfer and convey to Purchaser the patent identified on
          EXHIBIT A as DTMF, in which case the consideration for the Assigned
          Patent Rights, as set forth in Section 3.4.2, shall be reduced by Two
          Hundred Fifty Thousand U.S. Dollars (US $250,000). If Seller elects not to sell, assign, transfer and convey to Purchaser the patent identified on EXHIBIT A as DTMF, such election will only be valid if written notice is provided to Purchaser prior to Closing. Seller understands and acknowledges that, if any of the Patents are assigned to Seller's affiliates or subsidiaries, Seller may be required prior to the Closing to perform certain actions to establish that Seller is the assignee and to record such assignments. On or before Closing,
          Seller will execute and deliver to Purchaser the Assignment of Patent
          Rights in the form set forth in EXHIBIT B (as may be updated pursuant to paragraph 3.1).

                                     - 4 -

     4.2. ASSIGNMENT OF ADDITIONAL RIGHTS. Upon the Closing, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest in and to all:

          4.2.1. inventions, invention disclosures, and discoveries described in any of the Patents that (i) are included in any claim in the
               Patents, (ii) are subject matter capable of being reduced to a patent claim drafted with a reasonable belief of compliance with the requirements of 35 U.S.C. ss. 112, 35 U.S.C. ss.102, and 35
               U.S.C. ss.103 17 in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included in any of the Patents as a claim drafted with a
               reasonable belief of compliance with the requirements of 35
               U.S.C. ss. 112, 35 U.S.C. ss.102, and 35 U.S.C. ss.103;

          4.2.2. rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other
               governmental grants or issuances of any type related to any of the Patents and the inventions, invention disclosures, and discoveries therein;

          4.2.3. causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or the rights described in subparagraph 4.2(b), including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii)
               injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and

          4.2.4. rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing rights under subparagraphs 4.2(a), (b) and (c).

     4.3. ASSIGNMENT OF RIGHTS IN CERTAIN ASSETS. Upon the Closing, Seller
          hereby sells, assigns, transfers, and conveys to Purchaser all of
          Seller's right, title, and interest in and to the Abandoned Assets. On or before Closing, Seller will execute and deliver to Purchaser the
          Assignment of Rights in Certain Assets in the form set forth in
          EXHIBIT C (as may be updated pursuant to paragraph 3.1).

5.   ADDITIONAL OBLIGATIONS

     5.1. FURTHER COOPERATION.

          5.1.1. At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things that are reasonably necessary for effecting the consummation of the transactions contemplated hereby, including, without limitation, (i) execution, acknowledgment, and
               recordation of other such papers, and using commercially
               reasonable efforts to obtain the same from the respective
               inventors, as necessary for perfecting and conveying unto
               Purchaser the benefit of the transactions contemplated hereby and
               (ii) using best efforts to obtain approval of the Office of the
               Chief Scientist of the State of Israel to consummate the
               transactions contemplated by this Agreement.

                                     - 5 -

          5.1.2. To the extent any attorney-client privilege or the attorney work-product doctrine applies to any portion of the Prosecution
               History Files retained after Closing under Seller or Seller's representatives normal document retention policy, Seller will use reasonable efforts to ensure that, if any such portion of the
               Prosecution History File remains under Seller's possession or control after Closing, it is not disclosed to any third party unless (i) disclosure is ordered by a court of competent
               jurisdiction, after all appropriate appeals to prevent disclosure have been exhausted and (ii) Seller gave Purchaser prompt notice upon learning that any third party sought or intended to seek a court order requiring the disclosure of any such portion of the
               Prosecution History File. In addition, Seller will continue to prosecute, maintain, and defend the Patents at its sole expense until the Closing.

          5.1.3. With respect to U.S. Patent 5,751,968, Seller will provide and make available to Purchaser all files and correspondence in its possession, whether in possession of Seller, Seller's counsel or
               Seller's agent (with respect to Seller's counsel or Seller's agent, after and based solely on due inquiry with them by the
               Seller) relating to the abandonment and subsequent revival of this asset. Any attorney client privileged documentation will be disclosed pursuant to a Common Interest Agreement, attached as
               Exhibit H.

          5.1.4. Seller will also, at the reasonable request of Purchaser after
               Closing, use reasonable efforts to assist Purchaser in providing, and obtaining, from the respective inventors, prompt production of pertinent facts and documents, otherwise giving of testimony, execution of petitions, oaths, powers of attorney,
               specifications, declarations or other papers and other assistance reasonably necessary for filing patent applications, enforcement or other actions and proceedings with respect to the claims under the Patents.

          5.1.5. Purchaser shall compensate Seller for all reasonable and documented disbursements and time incurred after Closing in connection with complying with Seller's undertakings under all clauses of paragraph 5.1, provided that Seller shall have
               furnished Purchaser an advance, written estimate of all material fees and costs for such assistance and Purchaser shall have agreed in writing to pay such fees and costs (provided that if
               Purchaser does not so agree in writing, Seller shall not be obligated to comply with Seller's undertakings under all clauses of paragraph 5.1 and any non compliance shall not be deemed a breach of this Agreement by Seller).

                                     - 6 -

          5.1.6. Seller shall be solely responsible for any broker's or finder's fee or any other commission or similar fee, directly or
               indirectly, on account of any action taken by Seller in
               connection with any of the transactions contemplated under this
               Agreement, including, without limitation, any payments to
               IPinvestments Group. Seller agrees to indemnify and hold the
               Purchaser harmless from and against any claim or liability resulting from any person claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

     5.2. PAYMENT OF FEES. Seller will pay any maintenance fees, annuities, and the like due or payable on the Patents until the Closing. For the avoidance of doubt, Seller shall pay any maintenance fees for which the fee is payable (e.g., the fee payment window opens) on or prior to the Closing even if the surcharge date or final deadline for payment of such fee would be after the Closing.

     5.3. FOREIGN ASSIGNMENTS. To the extent the Patents include non-United
          States patents, Seller will deliver to Purchaser's representatives executed documents in a form as may be required in the non-U.S jurisdiction in order to perfect the assignment to Purchaser of the
          non-U.S. patents and patent applications.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date and as of the Closing:

     6.1. AUTHORITY. Seller is a company duly formed and validly existing under the laws of State of Israel. Seller has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser.

     6.2. TITLE AND CONTEST. Seller owns all right, title and interest to the
          Assigned Patents Rights, including, without limitation, all right, title and interest to sue for infringement of the Patents. To Seller's knowledge, the Assigned Patent Rights are free and clear of all liens, claims, mortgages, pledges, security interests or other encumbrances and restrictions of any kind whatsoever. The Seller is not aware of any actions, suits, investigations, claims or proceedings that are either pending or in progress, in each case relating in any way to the
          Assigned Patent Rights. The Seller is not party to any contract, agreement, option, commitment, proposal, bid, offer, or right with, to, or in any person to acquire any of the Assigned Patent Rights.

     6.3. GOVERNMENT FINANCING. Except with respect to certain financing provided by the Office of the Chief Scientist of the Ministry of
          Industry, Trade and Labor of the State of Israel, none of the research and development that led to the inventions which are the subject of the Assigned Patent Rights and none of the technology or know-how incorporated in those inventions were financed by any governmental institution.

                                     - 7 -

     6.4. EXISTING LICENSES AND OBLIGATIONS. There is no obligation imposed by a standards-setting organization to license any of the Patents on particular terms or conditions. Except for the license granted by
          Purchaser to Seller pursuant to a separate agreement between the parties, (a) no licenses under the Patents have been granted to or retained by Seller and (b) after Closing, none of Seller, any prior owner, or any inventor will retain any rights or interest in the
          Assigned Patent Rights. To the Seller's knowledge, no licenses under the Acquired Patents have been granted to or retained by any prior owner or any inventor. No licenses under the Patents (excluding the
          Acquired Patents) have been granted to or retained by any prior owner or any inventor.

     6.5. RESTRICTIONS ON RIGHTS. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights or the Abandoned Assets as a result of any prior transaction related to the Assigned Patent Rights or the
          Abandoned Assets to which Seller, Seller's affiliates, or any inventor is a party. To Seller's knowledge, Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights or the Abandoned Assets as a
          result of any prior transaction related to the Assigned Patent Rights or the Abandoned Assets to which any non-inventor assignor to Seller or Seller's affiliates is a party.

     6.6. VALIDITY AND ENFORCEABILITY.

          6.6.1. None of the Patents or the Abandoned Assets (other than
               Abandoned Assets for which abandonment resulted solely from unpaid fees and/or annuities) has ever been found invalid, unpatentable, or unenforceable for any reason in any inter partes administrative, arbitration, judicial, or other proceeding.

          6.6.2. To the best of Seller's knowledge, Seller has not received any notice or information of any kind from any source suggesting the invalidity, unpatentability, or unenforceability of any claimed subject matter within the Patents or Abandoned Assets that has ultimately been allowed, granted, or otherwise deemed patentable by a respective patent authority or patent office, with the exception of (i) rejections, objections, or other deficiencies identified by such patent authority or patent office which were overcome to result in the allowance, grant, or patenting of such claimed subject matter and (ii) any documents relating to the examination or consideration by a patent office or patent
               authority of any of the patents or patent applications listed in
               EXHIBIT G.

          6.6.3. To the best of Seller's knowledge, Seller has not received any notice or information of any kind from any source suggesting the invalidity, unpatentability, or unenforceability of claims contained within any of the patent applications within the
               Patents that have not yet been subject to substantive examination by a respective patent office or patent authority.

          6.6.4. If any of the Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in this
               transaction.

                                     - 8 -

          6.6.5. To the extent "small entity" fees were paid to the United
               States Patent and Trademark Office for any Patent, such reduced fees were appropriate at the time of such payment because the payor qualified to pay "small entity" fees and specifically had not licensed rights in any Patent to an entity that was not a
               "small entity."

     6.7. CONDUCT. Seller has not, and to Seller's knowledge, no prior owner(s), nor their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would be reasonably expected to invalidate any of the Patents or hinder their enforcement, including, without limitation,
          misrepresenting the Patents to a standard-setting organization.

     6.8. ENFORCEMENT. In connection with the process relating to the sale of the Patents, the Seller has prepared an analysis showing certain potential infringements of the Patents. Seller has not invited any third party to enter into a license under any of the Patents or the
          Abandoned Assets. Seller has not initiated any enforcement action with respect to any of the Patents or the Abandoned Assets.

     6.9. PATENT OFFICE PROCEEDINGS. To Seller's knowledge, (a) none of the
          Patents or the Abandoned Assets have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and (b) no such proceedings are pending or threatened.

     6.10. FEES. All maintenance fees, annuities, and the like due or payable on the Patents have been timely paid. For the avoidance of doubt, such timely payment includes payment of any maintenance fees for which the fee is payable (e.g., the fee payment window opens) even if the surcharge date or final deadline for payment of such fee would be in the future.

     6.11. ABANDONED ASSETS. According to each applicable patent office, each of the Abandoned Assets has expired, lapsed, or been abandoned or deemed withdrawn.

     6.12. PATENT FAMILY COMPLETE. The Patents include all (a) patents or patent applications (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that are co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents; (b) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories; (c)
          foreign patents, patent applications and counterparts relating to any item in any of the foregoing categories, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances; and (d) any items in any of the foregoing categories (a) through (c) whether or not expressly listed as Patents and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like.

                                     - 9 -

     6.13. REVIVED U.S. PATENT 5,751,968. As of the Effective Date, Seller
          disclosed and delivered to Purchaser for its review all documentation in its possession, and, to Seller's knowledge, in its counsel's or agent's possession, in each case relating to the abandonment and subsequent revival of U.S. Patent 5,751,968. If any additional documentation or information related to U.S. Patent 5,751,968 becomes available to Seller anytime after the Effective Date, Seller will immediately disclose to Purchaser for review.

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as of the Effective Date as follows:

     7.1. Purchaser is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.

     7.2. Purchaser has all requisite power and authority to (a) enter into, execute, and deliver this Agreement and (b) perform fully its obligations hereunder.

     7.3. This Agreement, including all exhibits, annexes and schedules, when executed and delivered by Purchaser, will constitute the valid, binding and enforceable obligations of Purchaser.

     7.4. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee from, directly or indirectly, the Purchaser on account of any action taken by Purchaser in connection with any of the transactions contemplated under this Agreement. Except to the extent that Seller is obligated to indemnify Purchaser pursuant to paragraph 5.1(e), Purchaser agrees to indemnify and hold the Seller harmless from and against any claim or liability resulting from any person claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

     7.5. As of the Closing, and without limiting the representations and warranties of the Seller or the remedies of the Purchaser hereunder,
          Purchaser has conducted an independent legal due diligence examination of the information and materials relating to the Assigned Patent
          Rights and the Abandoned Assets provided to it by the Seller, as the
          Purchaser and its advisors reasonably deemed necessary with respect to the Assigned Patent Rights or the Abandoned Assets, and has found the results of such due diligence examination satisfactory. In addition, as of the Effective Date, Purchaser represents that it has been given the opportunity to ask questions of and receive answers from the
          Seller with respect to U.S. Patent 5,751,968 and it is satisfied that the abandonment of this U.S. Patent 5,751,968 was either unavoidable or unintentional. In the event that any additional documentation or information related to U.S. Patent 5,751,968 becomes known to Seller after the Effective Date but prior to Closing, Purchaser has the right to review such material and become reasonably satisfied.

                                     - 10 -

8.   MISCELLANEOUS

     8.1. LIMITATION OF LIABILITY. The parties shall be entitled to standard contractual remedies except as otherwise specified in this Agreement or in a separate agreement between the parties.

     8.2. COMPLIANCE WITH LAWS. Notwithstanding anything contained in this
          Agreement to the contrary, the obligations of the parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

     8.3. CONFIDENTIALITY OF TERMS. Except as may be agreed upon by the parties in a side letter or other written agreement, the parties hereto will keep the terms and existence of this Agreement and the identities of the parties hereto and their affiliates confidential and will not now or hereafter divulge any of this information to any third party except
          (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process (as reasonably determined by the party effecting the dissemination of the relevant information); (c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties;
          (d) in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this
          Agreement; (e) by Purchaser, after the Closing, to potential purchasers or licensees of the Assigned Patent Rights or the Abandoned
          Assets; (f) in order to perfect Purchaser's interest in the Assigned
          Patent Rights or the Abandoned Assets with any governmental patent office (including, without limitation, recording the Executed
          Assignments in any governmental patent office); or (g) to enforce
          Purchaser's right, title, and interest in and to the Assigned Patent
          Rights or the Abandoned Assets; provided that, in (b) and (c) above,
          (i) to the extent permitted by law, the disclosing party will use all legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and
          (ii) the disclosing party will provide the other party with at least ten (10) days' prior written notice of such disclosure. Without limiting the foregoing, Seller will cause its agents involved in this transaction to abide by the terms of this paragraph, including, without limitation, ensuring that such agents do not disclose or otherwise publicize the existence of this transaction with actual or potential clients in marketing materials, or industry conferences.

     8.4. GOVERNING LAW; VENUE/JURISDICTION. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Delaware, without reference to its choice of law principles to the contrary. Seller will not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this
          Agreement other than in the state or federal courts located in
          Delaware. Each party irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement.

                                     - 11 -

     8.5. NOTICES. All notices given hereunder will be given in writing (in
          English or with an English translation), will refer to Purchaser and to this Agreement and will be delivered to the address set forth below by (a) personal delivery or (b) delivery postage prepaid by an internationally-recognized express courier service:

          IF TO PURCHASER                           IF TO SELLER
          Masinolli Fund Limited Liability Company  VocalTec Communications Ltd.
          2711 Centerville Rd, Suite 400            60 Medinat Hayehudim Street
          Wilmington, DE 19808                      Herzliya 46140, Israel

          Attn: Managing Director                   Attn: CEO

          Notices are deemed given on (y) the date of receipt if delivered personally or by express courier or (z) if delivery is refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified. Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

     8.6. RELATIONSHIP OF PARTIES. The parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties. Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

     8.7. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

     8.8. WAIVER. Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

                                     - 12 -

     8.9. MISCELLANEOUS. This Agreement, including its exhibits and any other written instruments contemplated herein or hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and merges and supersedes all prior agreements, understandings, negotiations, and discussions solely with respect to the subject matter hereof, but excluding any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein except as set forth in any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. This
          Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this
          Agreement or any of the transactions contemplated by this Agreement.
          No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing signed by an authorized representative of each of the parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions solely with respect to the subject matter hereof that may appear on any letter, email or other communication or other writing not expressly incorporated into or contemplated by this Agreement, excluding any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. The following exhibits are attached hereto and incorporated herein: EXHIBIT A
          (entitled "Patents to be Assigned"); EXHIBIT B (entitled "Assignment of Patent Rights"); EXHIBIT C (entitled "Assignment of Rights in
          Certain Assets"); EXHIBIT D (entitled "List of Initial Deliverables");
          and EXHIBIT E (entitled "Small Entity Fee Exceptions"); EXHIBIT F
          (entitled "Excluded Patents"); EXHIBIT G (entitled "Exclusions"); and
          EXHIBIT H (entitled "Common Interest Agreement").

     8.10. COUNTERPARTS; ELECTRONIC SIGNATURE; DELIVERY MECHANICS. This
          Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and promptly deliver to the other parties a copy of this Agreement bearing the original signature.
          Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document. "TRANSMITTED
          COPY" means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

     8.11. LANGUAGE. The official language of this Agreement exclusively shall be, and all communications and agreements between the parties exclusively shall be made in, the English language. The parties hereto waive any rights they may have under any other law to have this
          Agreement written in another language, and any translation of this
          Agreement will be solely for the convenience of the parties hereto.

                                     - 13 -

     In witness whereof, intending to be legally bound, the parties have executed this Patent Purchase Agreement as of the Effective Date.

     SELLER:                            PURCHASER:

     VOCALTEC COMMUNICATIONS LTD.       MASINOLLI FUND LIMITED LIABILITY COMPANY

     By: _______________________        By: _______________________

     Name: _____________________        Name: Melissa Coleman

     Title: ____________________        Title: Authorized Person

                        EFFECTIVE DATE: DECEMBER 5, 2008

                                     - 14 -

                                                                       EXHIBIT A

                                     PATENTS

PATENT OR APPLICATION NO.     COUNTRY         FILING DATE               TITLE OF PATENT AND INVENTORS
----------------------------- --------------- ------------------------- --------------------------------------

5,751,968 (08/647,072)        US              09/05/1996                System and method for distributing
                                                                        multi-media presentations in a
                                                                        computer network (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
115263 (IL1995000115263)      Israel          12/09/1995                System and method for distributing
                                                                        multi-media presentations in a
                                                                        computer network (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
6,332,153 (08/688,959)        US              31/07/1996                Apparatus and method for
                                                                        multi-station conferencing
                                                                        (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
6,519,541 (09/324,159)        US              02/06/1999                Multiple  frequency  signal  detector
                                                                        (CHARLY BITTON)
----------------------------- --------------- ------------------------- --------------------------------------

                                     - 15 -

                                                                       EXHIBIT B

                           ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, VocalTec Communications Ltd., an Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140, Israel ("Assignor"), does hereby sell, assign, transfer, and convey unto Masinolli Fund Limited Liability
Company, a Delaware limited liability company, having an address at 2711
Centerville Rd, Suite 400; Wilmington, DE 19808 ("ASSIGNEE"), or its designees, all right, title, and interest that exist today and may exist in the future in and to any and all of the following (collectively, the "PATENT RIGHTS"):

(a)  the patents listed in the table below (the "PATENTS");

(b)  patents or patent applications (i) to which any of the Patents expressly claims priority, either directly or indirectly, or (ii) for which any of the Patents expressly forms a basis for priority, either directly or indirectly;

(c)  all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, registrations of any item in the foregoing categories (a) or (b);

(d)  inventions, invention disclosures, and discoveries described in any of the
     Patents and/or any item in the foregoing categories (b) or (c) that (i) are included in any claim in the Patents and/or any item in (b), or (ii) are subject matter capable of being reduced to an allowable patent claim in a reissue or reexamination proceedings brought on any of the Patents and/or any item in the foregoing categories (b) and (c);

(e)  all rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to the Patents any item in any of the foregoing categories (a)
     through (d), including, without limitation, under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation
     Treaty, or any other convention, treaty, agreement, or understanding;

(f)  all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or any item in any of the foregoing categories (b) through (e), including, without limitation, all causes of action and other enforcement rights for

     (1)  damages,

     (2)  injunctive relief, and

     (3)  any other remedies of any kind for past, current, and future infringement; and

(g)  all rights item in any of the foregoing categories (b) through (e) to collect royalties and other payments under or on account of any of the
     Patents and/or any item in any of the foregoing categories (b) through (f).

                                     - 16 -

PATENT OR APPLICATION NO.     COUNTRY         FILING DATE               TITLE OF PATENT AND INVENTORS
----------------------------- --------------- ------------------------- --------------------------------------

5,751,968 (08/647,072)        US              09/05/1996                System and method for distributing
                                                                        multi-media presentations in a
                                                                        computer network (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
115263 (IL1995000115263)      Israel          12/09/1995                System and method for distributing
                                                                        multi-media presentations in a
                                                                        computer network (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
6,332,153 (08/688,959)        US              31/07/1996                Apparatus and method for
                                                                        multi-station conferencing
                                                                        (ALON COHEN)
----------------------------- --------------- ------------------------- --------------------------------------
6,519,541 (09/324,159)        US              02/06/1999                Multiple frequency signal detector
                                                                        (CHARLY BITTON)
----------------------------- --------------- ------------------------- --------------------------------------

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

The terms and conditions of this Assignment of Patent Rights will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

IN WITNESS WHEREOF this Assignment of Patent Rights is executed at _____________
on ______________________________

ASSIGNOR:

VOCALTEC COMMUNICATIONS LTD.

By:_________________________

Name:_______________________

Title:______________________

(SIGNATURE MUST BE ATTESTED)

                                     - 17 -

               ATTESTATION OF SIGNATURE PURSUANT TO 28 U.S.C. 1746

The undersigned witnessed the signature of _________________ to the above
Assignment of Patent Rights on behalf of VocalTec Communications Ltd. and makes the following statements:

     1. I am over the age of 18 and competent to testify as to the facts in this
Attestation block if called upon to do so.

     2. ________________ is personally known to me (or proved to me on the basis of satisfactory evidence) and appeared before me on _________ __, 2008__ to execute the above Assignment of Patent Rights on behalf of VocalTec
Communications, Ltd.

I declare under penalty of perjury under the laws of the United States of
America that the statements made in the two (2) numbered paragraphs immediately above are true and correct.

EXECUTED on ___________________(date)

____________________________________

Print Name: ________________________

                                     - 18 -

                                                                       EXHIBIT C

                     ASSIGNMENT OF RIGHTS IN CERTAIN ASSETS

For good and valuable consideration, the receipt of which is hereby acknowledged, VocalTec Communications Ltd., an Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140, Israel ("ASSIGNOR"), does hereby sell, assign, transfer, and convey unto Masinolli Fund Limited Liability company, a Delaware limited liability company, having an address at 2711
Centerville Rd, Suite 400; Wilmington, DE 19808 ("ASSIGNEE"), or its designees, the right, title, and interest in and to any and all of the following patents
(the "CERTAIN ASSETS"):

PATENT OR APPLICATION NO.          COUNTRY        FILING DATE         TITLE OF PATENT AND INVENTORS
---------------------------------- -------------- ------------------- ----------------------------------------

NZ1996000316616(Publication No.    NZ             08/09/1996          System and method for distributing
NZ0316616)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
JP1996000326797T (Publication      JP             08/09/1996          System and method for distributing
No. JP11512893)                                                       multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
CA1996002230259 (Publication No.   CA             08/09/1996          System and method for distributing
CA2230259)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
AU1996000068887 (Publication No.   AU             08/09/1996          System and method for distributing
AU6888796)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
AU1996000068887 (Publication No.   AU             08/09/1996          System and method for distributing
AU0712229)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
EP1996000929507 (Publication No.   EP             08/09/1996          System and method for distributing
EP0850451)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------
WO1996IL0000104 (Publication No.   WO             08/09/1996          System and method for distributing
WO9712447)                                                            multi-media presentations in a
                                                                      computer network
---------------------------------- -------------- ------------------- ----------------------------------------

                                     - 19 -

PATENT OR APPLICATION NO.          COUNTRY        FILING DATE         TITLE OF PATENT AND INVENTORS
---------------------------------- -------------- ------------------- ----------------------------------------
09/982,564 (Publication No.        US             16/10/2001          Apparatus and Method for  Multi-Station
US20020044534)                                                        Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
WO 1998/04989 (Publication No.     PCT            30/07/1997          Apparatus and Method for  Multi-Station
PCT/IL97/00259)                                                       Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
WO1997IL0000259 (Publication No.   WO             30/07/1997          Apparatus and Method for  Multi-Station
WO9804989A1)                                                          Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
IL1997000128306 (Publication No.   IL             30/07/1997          Apparatus and Method for  Multi-Station
IL0128306A0)                                                          Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
EP1997000932976 (Publication No.   EP             30/07/1997          Apparatus and Method for  Multi-Station
EP0995164A4)                                                          Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
AU1997000036329 (Publication No.   AU             30/07/1997          Apparatus and Method for  Multi-Station
AU3632997A1)                                                          Conferencing
---------------------------------- -------------- ------------------- ----------------------------------------
IL2000000001360 (Publication No.   IL             5/5/2000            Multiple Frequency Signal Detector
IL0136000)
---------------------------------- -------------- ------------------- ----------------------------------------

Assignor assigns to Assignee all rights to the inventions, invention disclosures, and discoveries in the assets listed above, together, with the rights, if any, to revive prosecution of claims under such assets and to sue or otherwise enforce any claims under such assets for past, present or future infringement.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to make available to Assignee all records regarding the
Certain Assets.

The terms and conditions of this Assignment of Rights in Certain Assets will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

DATED this __ day of ________ 2008.

ASSIGNOR:

VOCALTEC COMMUNICATIONS LTD.

By:_________________________

Name:_______________________

Title:______________________

                                     - 20 -

                                                                       EXHIBIT D

                          LIST OF INITIAL DELIVERABLES

Seller will cause the following to be delivered to Purchaser, or Purchaser's representative, within the time provided in paragraph 3.1 of the attached Patent
Purchase Agreement:

1.   U.S. PATENTS. For each item of the Patents that is an issued United States patent, and for each Abandoned Asset that forms the basis for priority for such issued U.S. patent (whether a patent or similar protection has been issued or granted),

     1.1. the following

          1.1.1. an original ribbon copy issued by the United States Patent and
               Trademark Office,

          1.1.2. the original Assignment Agreement(s), if available, or otherwise a certified copy thereof,

          1.1.3. original conception and reduction to practice materials, if available, or otherwise a copy thereof if available, and

     1.2. a copy of

          1.2.1. the Docket, and

          1.2.2. each relevant license and security agreement.

2.   NON-U.S. For each Live Asset for which a non-United States patent or similar protection has been issued or granted,

     2.1. the original ribbon copy or certificate issued by the applicable government, if available

     2.2. copy of each pending foreign application

     2.3. the Docket,

     2.4. the original Assignment Agreement(s), if available, or otherwise a certified copy thereof, if available,

     2.5. a copy of applicant name change, if necessary, and (vi) a copy of each relevant license and security agreement.

3.   PATENT APPLICATIONS. For each item of the Patents that is a patent application,

     3.1. a copy of the patent application, as filed,

     3.2. if unpublished, a copy of the filing receipt and the non-publication request, if available,

     3.3. the original Assignment Agreement(s), if available, or otherwise a certified copy thereof, if available,

     3.4. the Docket,

     3.5. all available conception and reduction to practice materials,

     3.6. evidence of foreign filing license (or denial thereof),

     3.7. a copy of each relevant license and security agreement, and

     3.8. the Prosecution History Files.

                                     - 21 -

4.   In connection with the process relating to the sale of the Patents, the
     Seller has prepared an analysis showing certain potential infringements of the Patents. Seller will deliver such analysis to Purchaser upon the
     Closing.

5.   THOROUGH SEARCH/DECLARATION. If originals of the Initial Deliverables are not available and delivered to Purchaser prior to Closing, Seller will cause (i) such originals of the Initial Deliverables to be sent to
     Purchaser or Purchaser's representative promptly if and after such originals are located and (ii) an appropriate executive officer of Seller to deliver to Purchaser a declaration, executed by such officer under penalty of perjury, detailing Seller's efforts to locate such unavailable original documents and details regarding how delivered copies were obtained. Capitalized terms used in this EXHIBIT D are defined in the
     Patent Purchase Agreement to which this EXHIBIT D is attached.

                                     - 22 -

                                                                       EXHIBIT E

                           SMALL ENTITY FEE EXCEPTIONS

None. Rest of Exhibit left intentionally blank.

                                     - 23 -

                                                                       EXHIBIT F

                                EXCLUDED PATENTS

Excluded Patents shall include the patents and patent applications listed below, and shall further include all (a) patents or patent applications (i) to which any of the Excluded Patents directly or indirectly claims priority, (ii) for which any of the Excluded Patents directly or indirectly forms a basis for priority, (b) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories; (c) foreign patents, patent applications and counterparts relating to any item in any of the foregoing categories, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances; and (d) any items in any of the foregoing categories (a) through (c) whether or not expressly listed as Excluded Patents and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like.

PATENT OR APPLICATION NO.    COUNTRY      FILING DATE            TITLE OF PATENT AND INVENTORS
------------------------- --------------- ---------------------- ---------------------------------------------

1159719                   EP              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
DE60021708C0              DE              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
1,159,719 (909608.2)      FR              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
1,159,719 (909608.2)      LX              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
1,159,719 (909608.2)      UK              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
AT0301354E                AT              14/03/2000             Jitter Buffer and methods for control of same
------------------------- --------------- ---------------------- ---------------------------------------------
6,725,191 (09/909,052)    US              19/07/2001             Method and apparatus for transmitting voice
                                                                 over internet
------------------------- --------------- ---------------------- ---------------------------------------------
121244                    Israel          06/07/1997             A chat room in a computer network
------------------------- --------------- ---------------------- ---------------------------------------------

                                     - 24 -

                                                                       EXHIBIT G

                                   EXCLUSIONS

PATENT OR APPLICATION NO.       COUNTRY         FILING DATE      TITLE OF PATENT AND INVENTORS
------------------------------- --------------- ---------------- ---------------------------------------------
NZ1996000316616 (Publication    NZ              08/09/1996       System and method for distributing
No. NZ0316616)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
JP1996000326797T (Publication   JP              08/09/1996       System and method for distributing
No. JP11512893)                                                  multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
CA1996002230259 (Publication    CA              08/09/1996       System and method for distributing
No. CA2230259)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
AU1996000068887 (Publication    AU              08/09/1996       System and method for distributing
No. AU6888796)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
AU1996000068887 (Publication    AU              08/09/1996       System and method for distributing
No. AU0712229)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
EP1996000929507 (Publication    EP              08/09/1996       System and method for distributing
No. EP0850451)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
WO1996IL0000104 (Publication    WO              08/09/1996       System and method for distributing
No. WO9712447)                                                   multi-media presentations in a computer
                                                                 network
------------------------------- --------------- ---------------- ---------------------------------------------
09/982,564 (Publication No.     US              16/10/2001       Apparatus and Method for Multi-Station
US20020044534)                                                   Conferencing
------------------------------- --------------- ---------------- ---------------------------------------------
WO 1998/04989 (Publication      PCT             30/07/1997       Apparatus and Method for Multi-Station
No. PCT/IL97/00259)                                              Conferencing
------------------------------- --------------- ---------------- ---------------------------------------------
WO1997IL0000259 (Publication    WO              30/07/1997       Apparatus and Method for Multi-Station
No. WO9804989A1)                                                 Conferencing
------------------------------- --------------- ---------------- ---------------------------------------------
IL1997000128306 (Publication    IL              30/07/1997       Apparatus and Method for Multi-Station
No.                                                              Conferencing
------------------------------- --------------- ---------------- ---------------------------------------------
IL0128306A0) EP1997000932976    EP 30/07/1997   30/07/1997       Apparatus and Method for Multi-Station
(Publication No. EP0995164A4)                                    Conferencing
------------------------------- --------------- ---------------- ---------------------------------------------

                                     - 25 -

                                                                       EXHIBIT H

                            COMMON INTEREST AGREEMENT

THIS COMMON INTEREST AGREEMENT ("AGREEMENT") is entered into between the undersigned legal counsel ("COUNSEL"), for themselves and on behalf of the parties they represent (as indicated below).

1.   BACKGROUND.

     1.1 Masinolli Fund Limited Liability Company, a Delaware limited liability company ("PURCHASER") and VocalTec Communications Ltd., an Israeli company
("SELLER") (Purchaser and Seller are sometimes hereafter referred to herein as a
"PARTY" or the "PARTIES"), have entered into an agreement under which Purchaser will acquire all substantial rights of Seller in certain patent applications filed or to be filed throughout the world (the "PATENT MATTERS").

     1.2 The parties have a common interest in the Patent Matters and have agreed to treat their communications and those of their Counsel relating to the
Patent Matters as protected by the common interest privilege. Furtherance of the
Patent Matters requires the exchange of proprietary documents and information, the joint development of legal strategies and the exchange of attorney work product developed by the parties and their respective Counsel.

2.   COMMON INTEREST.

     2.1 The parties have a common, joint and mutual legal interest in cooperating with each other, to the extent permitted by law, to share information protected by the attorney-client privilege and by the work product doctrine with respect to the Patent Matters. Any counsel or consultant retained by a party or their Counsel to assist in the Patent Matters shall be bound by, and entitled to the benefits of, this Agreement.

     2.2 In order to further their common interest, the parties and their
Counsel shall exchange privileged and work product information, orally and in writing, including, without limitation, factual analyses, mental impressions, legal memoranda, source materials, draft legal documents, prosecution history files and other information (hereinafter "COMMON INTEREST MATERIALS"). The sole purpose for the exchange of the Common Interest Materials is to support the parties' common interest with respect to the prosecution and enforcement of the
Patent Matters. Any Common Interest Materials exchanged shall continue to be protected under all applicable privileges and no such exchange shall constitute a waiver of any applicable privilege or protection.

3.   NONDISCLOSURE.

     3.1 The parties and their Counsel shall use the Common Interest Materials solely in connection with the Patent Matters and shall take appropriate steps to protect the privileged and confidential nature of the Common Interest Materials.
Neither client nor their respective Counsel shall produce privileged documents or information unless or until directed to do so by a final order of a court of competent jurisdiction, or upon the prior written consent of the other party. No privilege or objection shall be waived by a party hereunder without the prior written consent of the other party. The obligations under this paragraph will not apply either to Purchaser after closing of the acquisition of the Patent
Matters or to Seller with respect to any dispute with Purchaser related to such potential acquisition.

     3.2 Except as herein provided, in the event that either party or their
Counsel is requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceedings (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Common Interest
Materials, the party or their Counsel shall immediately inform the other party and their Counsel and shall assert all applicable privileges, including, without limitation, the common interest doctrine, the joint prosecution privilege.

                                     - 26 -

4.   RELATIONSHIP; ADDITIONS; TERMINATION.

     4.1 This Agreement does not create any agency or similar relationship among the parties. Through the Closing (as defined in the Patent Purchase Agreement executed by Purchaser and Seller), neither party nor their respective Counsel has the authority to waive any applicable privilege or doctrine on behalf of any other party.

     4.2 Nothing in this Agreement affects the separate and independent representation of each party by its respective Counsel or creates an attorney client relationship between the Counsel for a party and the other party to this
Agreement.

     4.3 This Agreement shall continue until terminated upon the written request of either party. Upon termination, each party and their respective Counsel shall return any Common Interest Materials furnished by the other party.
Notwithstanding termination, this Agreement shall continue to protect all Common
Interest Materials disclosed prior to termination. Sections 3 and 5 shall survive termination of this Agreement.

5.   GENERAL TERMS.

     5.1 This Agreement is governed by the laws of the State of Delaware, without regard to its choice of law principles to the contrary. In the event any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, the remaining terms shall remain in effect.
Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

     5.2 The parties agree that a breach of this Agreement would result in irreparable injury, that money damages would not be a sufficient remedy and that the disclosing party shall be entitled to equitable relief, including injunctive relief, as a non-exclusive remedy for any such breach.

     5.3 Notices given under this Agreement shall be given in writing and delivered by messenger or overnight delivery service to a party and their respective Counsel at their last known address, and shall be deemed to have been given on the day received.

     5.4 This Agreement is effective and binding upon each party as of the date it is signed by or on behalf of a party and may be amended only by a writing signed by or on behalf of each party. This Agreement may be executed in counterparts. Any signature reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission shall be considered an original for purposes of this Agreement.

                                     - 27 -

This Agreement is being executed by each of the undersigned Counsel with the fully informed authority and consent of the respective party it represents.

VocalTec Communications Ltd.       Counsel for Masinolli Fund Limited
                                   Liability Company

By: _______________________        By: _______________________

Date: _____________________        Date: _____________________

                                     - 28 -